UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 25, 2007

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code
(800) 370-9431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 25, 2007, CapitalSource Inc. (the “Company”) and its indirect, wholly owned subsidiary, CapitalSource Finance LLC (“CS Finance”), delivered an underwriting agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters, in connection with a proposed public offering of $250,000,000 of the Company’s 7.250% Senior Subordinated Convertible Notes due July 15, 2037. The closing of the offering is expected to occur on July 30, 2007, subject to customary closing conditions. A copy of the underwriting agreement is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

/s/  Steven A. Museles
Steven A. Museles
Executive Vice President,
Chief Legal Officer and Secretary

Date: July 27, 2007

INDEX TO EXHIBITS

Exhibit
No.	Description

1.1	Underwriting Agreement, dated July 25, 2007 by and among the Company, CS Finance, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters (the “Underwriting Agreement”).
4.1	Form of First Supplemental Indenture between the Company, CS Finance and Wells Fargo Bank, N.A., as Trustee.
4.2	Form of 7.250% Senior Subordinated Convertible Note due 2037.
5.1	Opinion of Hogan and Hartson L.L.P. regarding the legality of the securities offered pursuant to the Underwriting Agreement.
8.1	Opinion of Hogan and Hartson L.L.P. regarding certain U.S. federal income tax matters.
23.1	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1).
23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 8.1).

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